UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 23, 2025

Kairos Pharma, Ltd.

(Exact name of registrant as specified in its charter)

Delaware	001-42275	46-2993314
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2355 Westwood Blvd., #139

Los Angeles CA 90064

(Address of principal executive offices) (Zip Code)

(310) 948-2356

Registrant’s telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common Stock, par value $0.001, per share	KAPA	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant.

On April 23, 2025, the audit committee of Kairos Pharma, Ltd. (the “Company”) selected Weinberg and Company, P.A. (“Weinberg”) to serve as the Company’s independent registered public accounting firm for the review of its Quarterly Reports on Form 10-Q and Annual Report on Form 10-K for the fiscal year ending December 31, 2025. As a result, the audit committee dismissed Marcum LLP (“Marcum”) and Marcum would no longer serve as the Company’s independent registered public accounting firm, effective as of April 23, 2025.

Marcum’s audit report on our financial statements for the years ended December 31, 2024 and 2023 contained no adverse opinion or disclaimer of opinion, nor was it qualified or modified as to uncertainty, audit scope or accounting principles, except that the audit report on the financial statements of the Company for the year ended December 31, 2023 was modified as to contain uncertainty about the Company’s ability to continue as a going concern (the “Going Concern Opinion”).

For the years ended December 31, 2024 and 2023 and through the date of this Current Report on Form 8-K, the Company had no “disagreements” (as defined in Regulation S-K, Item 304(a)(1)(iv) and the related instructions) with Marcum on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of Marcum would have caused them to make reference thereto in their reports on the financial statements for such periods.

There were no reportable events as defined in item 304(a)(1)(v) of Regulation S-K for the years ended December 31, 2024 or 2023 except for the material weaknesses in internal control over financial reporting for the fiscal years ended December 31, 2024 and 2023, as disclosed in Part II, Item 9A of the Company’s Annual Report on Form 10-K for the years ended December 31, 2024 and 2023.

For the years ended December 31, 2024 and 2023, prior to retaining Weinberg, the Company did not consult with Weinberg regarding either: (i) the application of accounting principles to a specified transaction, either contemplated or proposed, or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Weinberg concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (ii) any matter that was the subject of a “disagreement” or a “reportable event” (as those terms are defined in Item 304(a)(1)(iv) and (a)(1)(v) of Regulation S-K, respectively).

On April 25, 2025, the Company provided Marcum with the disclosures contained in this Current Report on Form 8-K disclosing the dismissal of Marcum and requested in writing that Marcum furnish the Company with a letter addressed to the Securities and Exchange Commission stating whether Marcum agrees with the statements made by the Company in this Report and, if not, stating the respects, if any, in which Marcum does not agree with such statements. Marcum’s response is filed as Exhibit 16.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

16.1	Letter from Marcum LLP to the Securities and Exchange Commission
104	Cover Page Interactive Data File (embedded within Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 28, 2025	KAIROS PHARMA, LTD.

	By:	/s/ John S. Yu
John S. Yu
Chief Executive Officer